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                                                                    EXHIBIT 99.2

                           NOTICE OF GUARANTEED DELIVERY
                                WITH RESPECT TO
                        AAVID THERMAL TECHNOLOGIES, INC.
                             OFFER TO EXCHANGE ITS
                   12 3/4% SENIOR SUBORDINATED NOTES DUE 2007
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                       FOR ANY AND ALL OF ITS OUTSTANDING
                   12 3/4% SENIOR SUBORDINATED NOTES DUE 2007
                   THAT WERE ISSUED AND SOLD IN A TRANSACTION
                       EXEMPT FROM REGISTRATION UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED
              PURSUANT TO THE PROSPECTUS DATED             , 2000

    This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if
(i) certificates for the outstanding 12 3/4% Senior Subordinated Notes due 2007
(the "Outstanding Notes") of Aavid Thermal Technologies, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) Outstanding
Notes, the Letter of Transmittal and all other required documents cannot be delivered to Bankers Trust Company (the "Exchange Agent") on or prior to the Expiration Date or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for
Tendering Outstanding Notes" and "--Guaranteed Delivery Procedures" in the
Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Outstanding Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Outstanding Notes (or facsimile thereof) or, in the case of a book-entry transfer, an agent's message, must also be received by the Exchange Agent on or prior to the Expiration Date.
Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                             BANKERS TRUST COMPANY

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
        BY MAIL:             BY OVERNIGHT MAIL OR COURIER:                BY HAND:
 BT Services Tennessee,       BT Services Tennessee, Inc.           Bankers Trust Company
          Inc.             Corporate Trust & Agency Services  Corporate Trust & Agency Services
   Reorganization Unit            Reorganization Unit            ATTN: Reorganization Dept.
     P.O. Box 292737            648 Grassmere Park Road           Receipt & Delivery Window
Nashville, TN 37229-2737          Nashville, TN 37211           123 Washington Street, 1(st)
   Fax: (615) 835-3701           CONFIRM BY TELEPHONE:                      Floor
                                    (615) 835-3572                   New York, NY 10006
                                                                 INFORMATION: (800) 735-7777

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA
FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID
DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE
SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE
GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH
SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE
SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

    The undersigned hereby tenders to Aavid Thermal Technologies, Inc., a
Delaware corporation (the "Company"), upon the terms and subject to the
conditions set forth in the Prospectus dated             , 2000 (as the same may
be amended or supplemented from time to time, the "Prospectus"), and the related
Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding
Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery
Procedures."

Principal Amount of Outstanding Notes Tendered: *$ _____________________________

Certificate No(s) (if available): ______________________________________________

________________________________________________________________________________

Total Principal Amount Represented by Outstanding Notes Certificate(s): $ ______

If Outstanding Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number: ____________________________________________________________

Date: __________________________________________________________________________

* Must be in integral multiples of $1,000.

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    All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                            PLEASE SIGN AND COMPLETE

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
-----------------------------------------------------------   -----------------------------

-----------------------------------------------------------   -----------------------------
Signature(s) of Registered Holder(s) or Authorized Signatory               Date

Area Code and Telephone Number: ________________________

    Must be signed by the holder(s) of the Outstanding Notes as their name(s) appear(s) on certificates for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Company, provide proper evidence satisfactory to the Company of such person's authority to so act.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s): _______________________________________________________________________

         _______________________________________________________________________

Capacity: ______________________________________________________________________

Address(es): ___________________________________________________________________

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                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Outstanding Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Outstanding Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof), or in the case of a book-entry transfer, an agent's message, and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

    The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof) and the Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm: __________________________________________________________________

Address: _______________________________________________________________________
        ________________________________________________________________________
        ________________________________________________________________________
                                        (ZIP CODE)

Area Code and Telephone Number: ________________________________________________

Authorized Signature: __________________________________________________________

Title: _________________________________________________________________________

                 (PLEASE TYPE OR PRINT)
Date: __________________________________________________________________________

NOTE: DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS FORM. CERTIFICATES FOR OUTSTANDING NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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